UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

Quiksilver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA	92649
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d). On May 13, 2014, the Board of Directors (the “Board”) of Quiksilver, Inc. (the “Company”), acting pursuant to the authority granted to it by the Company’s Bylaws, increased the size of the Board from eight to nine directors and, upon the recommendation of the Company’s Nominating and Governance Committee, appointed Bernd Beetz to fill the vacancy created by such increase.

Pursuant to the Company’s Non-Employee Director Compensation Policy, each new non-employee director of the Company who is appointed or elected to the Board is awarded a stock option to purchase 25,000 shares of the Company’s common stock and 15,000 restricted shares of the Company’s common stock under the Company’s 2013 Performance Incentive Plan when he or she first becomes a member of the Board. These awards were granted to Mr. Beetz on May 13, 2014 (the “Award Date”). Each option has an exercise price per share equal to the fair market value per share of the Company’s common stock on the Award Date and has a maximum term of seven years, subject to earlier termination upon his cessation of service on the Board. Each option is immediately exercisable and fully vested as of the Award Date. The restricted stock award will vest in equal annual installments on each of the first three anniversaries of the Award Date, in each case subject to Mr. Beetz’s continued service as a member of the Board through the applicable vesting date.

Also under the Company’s Non-Employee Director Compensation Policy, Mr. Beetz will receive a $2,000 annual allowance to purchase Company products at wholesale prices and, if in the future he is appointed to a committee or committees of the Board, he would receive additional cash compensation as described under the caption “Corporate Governance-Director Compensation” appearing in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on February 6, 2014. Beginning with the Company’s annual meeting of stockholders in 2015, Mr. Beetz will be eligible for equity award grants on the same terms as other continuing members of the Board. Currently, the Company’s Non-Employee Director Compensation Policy provides that on the date of each annual meeting of the Company’s stockholders, provided that the non-employee director continues to serve as a director after such meeting and has served as a director for at least six months as of the date of such meeting, each member of the Board who is not employed by the Company is awarded an additional fully-vested stock option to purchase 25,000 shares of the Company’s common stock and an award of 15,000 shares of restricted Company common stock, vesting in equal annual installments on each of the first three anniversaries of the date of grant of the award. The Company has also entered into the Company’s standard form Indemnity Agreement with Mr. Beetz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2014	Quiksilver, Inc. (Registrant)

	By:	/s/ Richard Shields
Richard Shields
Chief Financial Officer